LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT is entered into as of May 12, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East ("Bank"), and MAKER COMMUNICATIONS, INC., a Delaware corporation with its principal place of business at 73 Mount Wayte Avenue, Framingham, Massachusetts 01702 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

     1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Equipment Line Promissory Note dated February 18, 1997 in the original principal amount of ONE MILLION AND NO/100THS DOLLARS ($1,000,000) (the "Equipment Note"). The Equipment Note is governed by the terms of a Loan and Security Agreement dated February 18, 1997 between Borrower and Bank, as such Loan and Security Agreement may be amended from time to time (the "Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement and the Equipment Note, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

     3. DESCRIPTION OF CHANGES IN TERMS.

     3.1 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

               "Committed Revolving Line" means a credit extension of up to TWO MILLION AND NO/100THS Dollars ($2,000,000).

               "Credit Extension" means each Advance, Equipment Advance, 1998 Equipment Advance, Letter of Credit, Term Loan, Exchange Contract or any other extension of credit by Bank for the benefit of Borrower hereunder.

               Subsection (d) of the definition of Eligible Accounts in the Loan Agreement is hereby replaced in its entirety with the following:

                    (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada except for Eligible Foreign Accounts;

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and Canada that Bank approves on a case-by-case basis.

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               "Letter  of   Credit"   means  a  letter  of  credit  or  similar
               undertaking issued by Bank pursuant to Section 2.1.4.

               "Letter of Credit Reserve" has the meaning set forth in Section 2.1.4.

               "1998 Committed Equipment Line" means a credit extension of up to
               ONE  MILLION  FIVE  HUNDRED   THOUSAND  AND   NO/100THS   Dollars
               ($1,500,000).

               "1998 Equipment Advance" has the meaning set forth in Section 2.1.3.

               "Revolving Maturity Date" means May 11, 1999.

     3.2 Modifications to Revolving Advance Provisions. Section 2.1 .1(a) of the Loan Agreement is hereby replaced in its entirety with the following:

               (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus
               (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

     3.3 Addition of 1998 Committed Equipment Line. Section 2.1.3 is hereby added to the Loan Agreement as follows:

               2.1.3 1998 Equipment Advances.

               (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through May 11, 1999, Bank agrees to make advances (each an "1998 Equipment Advance" and collectively, the "1998 Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the 1998 Equipment Advance or 1998 Equipment Advances, Borrower shall deliver to Bank, at the time of each 1998 Equipment Advance request, an invoice for the equipment to be purchased or financed. The 1998 Equipment Advances shall be used only to purchase or finance Equipment purchased on or after January 1,1997 and prior to January 1, 1999, and shall not exceed ONE HUNDRED Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense, provided, however, that tooling equipment may constitute no more than ONE HUNDRED THOUSAND AND NO/100THS Dollars ($100,000) of aggregate 1998 Equipment Advances. Software may constitute up to FOUR HUNDRED THOUSAND AND NO/100THS Dollars ($400,000) of aggregate 1998 Equipment Advances.

               (b) Interest on 1998 Equipment Advances shall accrue from the date of each 1998 Equipment Advance at a per annum rate equal to ONE QUARTER (0.25) percentage points above the Prime Rate, and shall be payable on the Payment Date of each month through MAY 5,1999. Any 1998 Equipment Advances that are outstanding on MAY 11, 1999 will be payable in THIRTY SIX (36) equal monthly installments of principal, plus all accrued and unpaid interest beginning on the Payment Date of each month starting JUNE 5, 1999 and ending on MAY 5, 2002.

               (c) When Borrower desires to obtain an 1998 Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to

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               be received no later than 3:00 p.m. Pacific time one (1) Business
               Day before the day on which the 1998 Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit
               B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financed.

     3.4 Addition of Letters of Credit Sublimit. Section 2.1.4 is hereby added to the Loan Agreement as follows:

               2.1.4 Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the then outstanding principal balance of the Advances; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($500,000). Each Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date provided that Borrowers Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Banks form of standard Application and Letter of Credit Agreement.

               (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

               (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

               (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of
               Credit (the "Letter of Credit Reserve"). The amount of such Letter of Credit Reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for so long as such Letter of Credit remains outstanding.

     3.5 Modifications to Overadvance Provisions. Section 2.2 of the Loan Agreement is hereby replaced in its entirety with the following:

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               2.2 Overadvances. If at any time or for any reason, the amount of
               Obligations owed by Borrower to Bank pursuant to Sections 2.1.1 and 2.1.4 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     3.6 Modifications to Financial Reporting Covenants. Section 6.3 of the Loan Agreement is hereby replaced in its entirety with the following:

               6.3 Financial Statements, Reports, Certificates. (i) Borrower shall deliver to Bank:

               (a) as soon as  available,  but in any event  within  twenty-five
               (25)  days  after  the  end of each  month,  a  company  prepared consolidated balance sheet and income statement covering Borrowers consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;

               (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrowers fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

               (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

               (d) promptly upon receipt of notice thereof a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more;

               (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

               (f) prior to any Advances, and within twenty-five (25) days after the last day of each month in which any Advances are outstanding, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable.

               (g) within twenty-five (25) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

               (ii) Bank shall have a right from time to time hereafter to audit Borrowers Accounts at Borrowers expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

     3.7 Modifications to Adjusted Quick Ratio Covenant. Section 6.8 of the Loan Agreement is hereby replaced in its entirety with the following:

               6.8 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar quarter, a ratio of (i) Quick Assets to (ii) Current Liabilities less current deferred maintenance revenues of at least 1.25 to 1.0.

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     3.8  Modifications  to  Debt: Net-Worth Ratio.  Section  6.9  of  the  Loan
Agreement is hereby replaced in its entirety with the following:

               6.9 Adjusted Debt-Net Worth Ratio. INTENTIONALLY DELETED.

     3.9 Modifications to Tangible Net Worth Covenant. Section 6.10 of the Loan Agreement is hereby replaced in its entirety with the following:

               6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter a Tangible Net Worth of not less than THREE MILLION FIVE HUNDRED THOUSAND AND NO/1OOTHS Dollars ($3,500,000), and intraquarterly, as of the last day of each calendar month, a Tangible Net Worth of not less than THREE MILLION AND NO/1OOTHS Dollars ($3,000,000).

     3.10 Addition of Default Right and Remedy. Section 9.1(b.1) is hereby added to the Loan Agreement as follows:

               (b.1) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

     3.11 Modifications to Exhibits. Exhibits C and D of the Loan Agreement are hereby replaced in their entirety with Exhibits C and D, respectively, to this Agreement.

     4. FACILITY FEE. Borrower shall pay to Bank a variance fee of FIVE THOUSAND DOLLARS ($5,000) as well as any out-of-pocket expenses incurred by the Bank through the date hereof including reasonable attorneys' fees and expenses, and after the date hereof all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     5. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Loan Modification Agreement duly executed by Borrower;

          (b)  payment  of the fees  and Bank  Expenses  then due  specified  in
     Section 4 hereof and

          (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

     7. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no
defenses   against  any  of  the  obligations  to  pay  any  amounts  under  the
Indebtedness.

     8.  CONTINUING  VALIDITY.  Borrower  understands  and  agrees  that  (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the

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

intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents1 unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement and (vi) the terms of this Section 8 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

     9. CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO
ENTER  INTO THIS  AGREEMENT  EACH  PARTY  REPRESENTS  AND  WARRANTS  THAT IT HAS
REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     10. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Borrower'                                  "Bank"

MAKER COMMUNICATIONS, INC.                  SILICON VALLEY BANK, doing business
                                            as SILICON VALLEY EAST

By: /s/ William Guidice, President          By: [illegible]
    ------------------------------              -------------------------------
   William Guidice, President               for Pamela J. Aldsworth, VP


                                             SILICON VALLEY BANK

                                            By: /s/ Michelle D. Giannini
                                               --------------------------------
                                            Title: MICHELLE D. GIANNINI
                                                  -----------------------------
                                                       ASST. VICE PRES.

                            EXHIBITS C AND D FOLLOWS

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